UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2014

INTELLICELL BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54729	91-1966948
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

460 Park Avenue, 17th Floor
New York, New York 10022
 (Address of principal executive offices)

(212) 249-3050
(Registrant’s telephone number, including area code)

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On or about August 29, 2014, the Board of Directors of Intellicell Biosciences, Inc. (the “Company”), upon the recommendation of the Company’s management and after discussions with the Company’s current and former independent registered public accounting firms, concluded that the quarterly financial statements filed on Form 10-Q for the period ended September 30, 2013 and March 31, 2014 and the annual financial statements filed on Form 10-K for the year ended December 31, 2013 (collectively, the “Non-Reliance Periods”) as previously issued should no longer be relied upon and will be restated (the “Non-Reliance Determination”).

The Company has been assessing the effectiveness of its internal controls over financial reporting, reviewing its accounting practices and conducting a re-audit of the financial statements for the Non-Reliance Periods. Such re-audits are still in progress, however, taking into consideration the preliminary adjustments that have been identified to date, which impact the (i) financing expenses, (ii) derivative liabilities, and (iii) additional paid in capital, the Company has made the Non-Reliance Determination. The Company believes the restatement will have no effect on the Company's cash position or loss from operations. At this time, all the changes necessary to adjust the financial statements for the Non-Reliance Periods are not known and cannot be reasonably quantified. As part of the Company’s completion of the accounting reviews and its final determinations with regard to the Non-Reliance Periods, the Company is reassessing the time required to finalize the re-audits and file any required restatements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLICELL BIOSCIENCES, INC.

Dated: September 4, 2014	By:	/s/ Steven Victor
Name: Steven Victor
Title: Chief Executive Officer

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